FORM 8-K



                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                             SECURITIES ACT OF 1934


        Date of Report (Date of earliest event reported): April 30, 2003



                          THE HARTCOURT COMPANIES INC.
             (Exact name of registrant as specified in its charter.)


                                      Utah
                    (State of incorporation or organization)


                                    001-12671
                            (Commission File Number)


                                   87-0400541
                      (I.R.S. Employee Identification No.)


               2500E. Colorado Blvd. Suite 301, Pasadena, CA 91107
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (626) 844 2437

Item 1.         Changes in Control of Registrant

           None


Item 2.         Acquisition or Disposition of Assets

                           On April 30, 2003, The Hartcourt Companies, Inc., a
                  Utah Corporation (Registrant), signed a definitive agreement to purchase of 45% of all of the interest of Guangdong NewHuaSun Computer Co. Ltd. ("NewHuaSun"), for a total consideration of $3,304,597. The purchase price will be paid by issuance of 13,769,156 restricted common shares of the Registrant.

                           NewHuaSun, founded in 1998, specializes in the
                  marketing and distribution of PC and other digital products. The company owns and operates 5 flagship stores and service centers, as well as 60 affiliated stores in Guangdong, Guangxi, Fujian, Hunan and Hainan provinces, serving customers with latest computer hardware, software, technical services and digital products.

                           The Registrant does not intend any changes in
                  management and will operate NewHuaSun as a subsidiary of the Registrant.


Item 3.         Bankruptcy or Receivership

           None


Item 4.         Changes in Registrant's Certifying Accountant

           None

Item 5.         Other Events

           None


Item 6.         Resignation of Registrant's Directors

           None

Item 7.         Financial Statements and Exhibits

                           The unaudited pro forma condensed financial
                  statements will be filed at a later date.

Item 8.         Change in Fiscal Year

           None

                                    SIGNATURE


                  Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 THE HARTCOURT COMPANIES INC.



Dated: April 30, 2003                            By: /s/ David Chen
                                                 -----------------------
                                                 David Chen
                                                 Chief Executive Officer